UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2010

NSTAR

(Exact name of registrant as specified in its charter)

Massachusetts	001-14768	04-3466300
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

800 Boylston Street, Boston, Massachusetts		02199
(Address of principal executive offices)		(Zip Code)

(617) 424-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 18, 2010, in connection with the contemplated merger between Northeast Utilities and NSTAR, the Executive Personnel Committee approved a program for the grant of equity awards with an aggregate current value of up to $10 million to be awarded to key employees, including some of NSTAR’s executive officers (but not the chief executive officer), as a retention pool to help ensure their continued dedication following the completion of the merger. The Executive Personnel Committee also authorized NSTAR to enter into and execute executive retention award agreements with certain executive officers providing for the approved award amounts for each. On November 19, 2010 NSTAR entered into executive retention award agreements with each of Christine M. Carmody, Senior Vice President of Human Resources, James J. Judge, Senior Vice President and Chief Financial Officer, Joseph R. Nolan, Senior Vice President-Customer & Corporate Relations, and Werner J. Schweiger, Senior Vice President-Operations, all of whom are expected to continue with the combined company, providing for retention awards of deferred NSTAR common shares in the following amounts: Ms. Carmody, 18,300 shares; Mr. Judge, 53,600 shares; Mr. Nolan, 29,400 shares; and Mr. Schweiger, 47,800 shares. The terms of the executive retention award agreements generally provide that (i) the deferred NSTAR common shares awarded will, in connection with the merger, automatically convert into deferred Northeast Utilities common shares by applying the exchange ratio agreed upon in the merger agreement between NSTAR and Northeast Utilities, (ii) executive officers that remain continuously employed by Northeast Utilities until the third anniversary of the closing of the merger are entitled to full payment of their retention award and (iii) executive officers whose employment is terminated by Northeast Utilities after the merger (other than for cause) or by reason of the executive officer’s death or disability prior to the third anniversary of the closing of the merger are entitled to all of their retention award calculated under the terms of the executive retention award agreement.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Executive Retention Award Agreement, dated November 19, 2010, by and between NSTAR and Christine M. Carmody.

Exhibit 99.2	Executive Retention Award Agreement, dated November 19, 2010, by and between NSTAR and James J. Judge.

Exhibit 99.3	Executive Retention Award Agreement, dated November 19, 2010, by and between NSTAR and Joseph R. Nolan.

Exhibit 99.4	Executive Retention Award Agreement, dated November 19, 2010, by and between NSTAR and Werner J. Schweiger.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NSTAR
(Registrant)

Date: November 22, 2010	By:	/S/ R. J. WEAFER, JR.
Robert J. Weafer, Jr.
Vice President, Controller and Chief Accounting Officer